Report of Independent
Auditors


To the Shareholders and Board of Trustees of
Managed High Yield Plus Fund, Inc.

In planning and performing our audit of
the financial statements of Managed High
 Yield Plus Fund, Inc. for the year ended
May 31, 2000, we considered its
internal
control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Managed High Yield Plus
Fund, Inc. is responsible for
establishing and maintaining internal
control.  In fulfilling this
responsibility,
estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant
to an
audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public
Accountants.  A material weakness is
a
condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However,
we noted no matters involving internal
control and its operation, including
controls
for safeguarding securities, that we
consider to be material weaknesses as
defined
above at May 31, 2000.

This report is intended solely for the
information and use of management, the
Board
of Trustees of Managed High Yield Plus
Fund, Inc., and the Securities and
Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.



                                   ERNST &
YOUNG LLP

July, 2000